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                                                                    EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Joint Proxy Statement/Prospectus on Amendment No. 1 to Form S-4 of our report dated July 14, 1995, except for Note 9 as to which the date is July 24, 1995, of our audits of the Wichita Dialysis Group as of December 31, 1994 and for the year then ended, appearing in the Annual Report on Form 10-K of Renal Treatment Centers, Inc. and Subsidiaries for the year ended December 31, 1996. We also consent to the reference in this registration statement on Form S-4 to our firm under the caption "Experts".

/s/ BAIRD, KURTZ & DOBSON
Baird, Kurtz & Dobson
Wichita, Kansas
February 24, 1998